HEALTHTRONICS SURGICAL SERVICES, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

(Amended and Restated as of January 1, 2004)

HealthTronics Surgical Services, Inc.
Nonqualified Deferred Compensation Plan
(Amended and Restated as of January 1, 2004)

Table of Contents

ARTICLE I. PURPOSE AND EFFECTIVE DATE

1.1	Purpose
1.2	Effective Date

ARTICLE II. DEFINITIONS

2.1	Account
2.2	Annual Bonus
2.3	Beneficiary
2.4	Change-in-Control
2.5	Code
2.6	Committee
2.7	Company
2.8	Company Matching Account
2.9	Compensation
2.10	Deferral Account
2.11	Deferral Election
2.12	Designated Bonus
2.13	Employee
2.14	Eligible Employee
2.15	Employer
2.16	Enrollment Period
2.17	401(k) Plan
2.18	Participant
2.19	Plan
2.20	Plan Year
2.21	Salary
2.22	Year of Service

ARTICLE III. ELIGIBILITY

3.1	Conditions on Eligibility
3.2	Deferral Election
3.3	Time of Election
3.4	Change of Election
3.5	Election Made by Company

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ARTICLE IV. ACCRUAL OF BENEFITS

4.1	Contributions to Participants’ Accounts
4.2	Timing of Contributions
4.3	Taxation of Contributions
4.4	Vesting of Accounts
4.5	Company Matching Account Forfeitures
4.6	Death, Disability, or Retirement
4.7	Change-in-Control

ARTICLE V. DISTRIBUTIONS

5.1	Commencement of Distribution
5.2	Manner of Distribution
5.3	Form of Payment of Account
5.4	Distributions on Account of Death
5.5	Distributions on Account of Financial Hardship

ARTICLE VI. ADMINISTRATION

6.1	Plan Administration
6.2	Committee Action
6.3	Rights and Duties
6.4	Compensation, Indemnity, and Liability
6.5	Taxes

ARTICLE VII. CLAIMS PROCEDURE

7.1	Claims for Benefits
7.2	Appeals

ARTICLE VIII. AMENDMENT AND TERMINATION

8.1	Amendment
8.2	Termination of the Plan

ARTICLE IV. MISCELLANEOUS

9.1	Limitation on Participant’s Rights
9.2	Benefits Unfunded
9.3	Other Plans
9.4	Governing Law
9.5	Gender, Number, and Headings
9.6	Successors and Assigns; Nonalienation of Benefits

ii

HEALTHTRONICS SURGICAL SERVICES, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

(Amended and Restated as of January 1, 2004)

ARTICLE I
PURPOSE AND EFFECTIVE DATE

          1.1     Purpose.  The purpose of the HealthTronics Surgical Services, Inc. Nonqualified Deferred Compensation Plan is to provide a select group of management employees with the opportunity to enhance their retirement by deferring amounts of their Compensation.

          1.2     Effective Date.  The general effective date of this amendment and restatement shall be January 1, 2004.  The original effective date of the Plan was July 1, 2000, and certain provisions below may be shown as having different effective dates for historical purposes.

ARTICLE II
DEFINITIONS

          2.1     “Account” means the records maintained by the Nonqualified Deferred Compensation Plan Committee that represent each Participant’s total interest under the Plan.  Such interest may be reflected as a book reserve entry in the Company’s accounting records, or as a separate account under a trust, or as a combination of both.  Each Participant’s Account shall consist of at least three subaccounts, a Deferral Account, a Company Matching Account, and a Company Stock Account,  which subaccounts may be further divided as provided elsewhere in this Plan or by the Committee.

          2.2     “Annual Bonus” means any bonus paid on an annual basis to the Participant by the Company.

          2.3     “Beneficiary” means the person or persons last designated by the Participant, in writing, as entitled to receive such Participant’s interest under the Plan in the event of his death.  If the Participant fails to designate a Beneficiary, the Participant’s spouse shall be the designated Beneficiary.  If all designated Beneficiaries predecease the Participant or the Participant fails to designate a Beneficiary and is not married, the Beneficiary shall be the estate of the Participant.

          2.4     “Change-in-Control” of the Company means a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (“Act”) or any successor thereto, provided that without limiting the foregoing, a Change-in-Control of the Company also shall be deemed to have occurred if:

(i)

any “person” (as defined under Section 3(a)(9) of the Act) or “group” of persons (as provided under Rule 13d-3 of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors (“voting stock”) representing that percentage of the Company’s then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than thirty-five percent (35%) of all such voting stock;

(ii)

individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof.  Any person becoming a director subsequent to such date whose election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board;

(iii)

the Company combines with another person or entity, whether through a merger, asset sale, reorganization or otherwise, and (a) any person or group of persons holds at any time after such combination, voting stock equal to or greater than thirty-five percent (35%) determined by reference to the voting securities of the surviving entity, or (b) the Company’s directors, as of the date immediately before such combination, constitute less than a majority of the Board of Directors of the combined entity.

          2.5     “Code” means the Internal Revenue Code of 1986, as amended.

          2.6     “Committee” means the committee appointed to administer the Plan pursuant to Section 6.1.

          2.7     “Company” means HealthTronics Surgical Services, Inc. a corporation with its principal place of business in Georgia, or its successor or successors.

          2.8     “Company Matching Account” means that portion of each Participant’s Account that represents his interest in the Plan that is credited pursuant to Section 4.1(b).

          2.9      “Compensation” means a Participant’s Salary and a Participant’s Annual Bonus and any Designated Bonus awarded to the Participant, regardless of whether such amounts are deferred under this Plan or any other plan of the Company.  Compensation may exclude a Designated Bonus, if so provided in writing at the time such a bonus is granted.  For purposes of this Plan, Compensation shall be determined without regard to the limits of Section 401(a)(17) of the Code.  Compensation shall not include fringe benefit compensation, income received upon the exercise of stock options granted by the Company, or any compensation made in the form of Company stock.

          2.10     “Deferral Account” means that portion of each Participant’s Account that represents his interest in the Plan that is credited pursuant to Section 4.1(a).

          2.11     “Deferral Election” means a Participant’s election to defer a portion of his Salary, Annual Bonus, and/or Designated Bonus, which election must be made in a manner authorized by the Committee and within an applicable Enrollment Period. The Committee shall require separate Deferral Elections for a Participant’s Annual Bonus and any Designated Bonuses.  Any bonuses paid that are not Designated Bonuses shall be subject to a Participant’s Salary Deferral Election.

          2.12     “Designated Bonus” means any bonus, other than an Annual Bonus, designated in writing by the Committee or the Company as a Designated Bonus for purposes of this Plan prior to the payment of such bonus by the Company.

          2.13     “Employee” means any common-law employee of the Employer.

          2.14     “Eligible Employee” means any Employee who satisfies the criteria for participation in the Plan, as established from time to time by the Committee.  An Employee’s status as an Eligible Employee will be reviewed by the Committee prior to each Enrollment Period, and an Employee who no longer satisfies the criteria for participation shall not be permitted to make a Deferral Election under this Plan during the next Plan Year.

          2.15     “Employer” means the Company.

          2.16     “Enrollment Period” means the following:

(a)	For the 2000 Plan Year only and with respect to payroll periods after July 1, 2000, the thirty (30) day period ending on July 1, 2000;

(b)	For Plan Years beginning after December 31, 2000 and with respect to payroll periods beginning on or after January 1, the preceding month of December;

(c)

For Plan Years beginning before January 1, 2003, the thirty (30) day period following the date a newly Eligible Employee becomes an Eligible Employee, with respect to the payroll periods after the date on the Employee makes a Deferral Election; and

(d)

For Plan Years beginning after December 31, 2003, the thirty (30) day period following an Eligible Employee’s date of hire, with respect to payroll periods beginning after the expiration of such thirty (30) day period.

          2.17     “401(k) Plan” means the HealthTronics Surgical Services, Inc. 401(k) Plan, as it may be amended from time to time.

          2.18     “Participant” means any Eligible Employee who makes a Deferral Election pursuant to Section 3.2.  Any Employee who has an interest under the Plan shall also be considered a Participant, even though such Employee is, for any particular Plan Year, ineligible to make a Deferral Election.

          2.19     “Plan” means the HealthTronics Surgical Services, Inc. Nonqualified Deferred Compensation Plan, as it may be amended from time to time.

          2.20     “Plan Year” means the twelve (12) month period beginning January 1st and ending on December 31st.

          2.21     “Salary” means the amount of remuneration that the Company has agreed to pay to the Participant on a regular and recurring basis for services rendered.  Salary shall also include any bonuses that are neither an Annual Bonus nor a Designated Bonus, unless paid in the form of Company stock.

          2.22     “Year of Service” means a Plan Year in which an Employee has at least 1,000 hours of service and was employed on the last day of the Plan Year, including periods prior to the effective date of the Plan.  Hours of service shall be credited in the same manner as  under the 401(k) Plan.

ARTICLE III
ELIGIBILITY

          3.1     Conditions on Eligibility.  An Eligible Employee shall become a Participant in the Plan as of the date he makes an effective Deferral Election or, if earlier, as of the date he is credited with an interest under the Plan.

          3.2     Deferral Election.  Each Participant may elect to defer any whole percentage of his Salary, Annual Bonus, and any Designated Bonus.  The Committee may provide for separate elections with respect to identifiable portions of a Participant’s Salary, Annual Bonus or Designated Bonus, for example, amounts of Compensation above and below the limits provided by Section 401(a)(17) of the Code.  A Participant’s Deferral Election under this Plan shall be effective with respect to his Salary, Annual Bonus, and any Designated Bonus without regard to whether such amounts are subject to a deferral election under the 401(k) Plan.

          3.3     Time of Election.  A Participant’s Deferral Election with respect to his Salary shall be effective only if made during the applicable Enrollment Period.  Further, a Participant’s Deferral Election with respect to his Annual Bonus and any Designated Bonus shall be effective only if made prior to each Plan Year for which the Annual Bonus or Designated Bonus is payable.

          3.4     Change of Election.

(a)

A Participant’s most recent Deferral Election with respect to his Salary shall remain in effect for all Plan Years subsequent to the Plan Year for which such Deferral Election was made until the Participant makes a new Deferral Election.  A Participant’s Deferral Election with respect to his Annual Bonus and any Designated Bonuses shall, however, only be effective for the one Plan Year for which such Deferral Elections were made.

(b)	A Participant may increase or decrease the percentage of his Salary, Annual Bonus and/or Designated Bonus subject to his Deferral Election for a Plan Year during the

Enrollment Period for a subsequent Plan Year, provided, however, such increase or decrease is made with respect to Compensation not yet due and payable to the Participant.

(c)

A Participant may, during a Plan Year, discontinue his Deferral Election with respect to his Salary (but not his Annual Bonus or any Designated Bonuses) by providing notice to the Committee prior to the commencement of the next payroll period.  In such event, Salary earned subsequent to such notice of discontinuance will be paid directly to the Participant and will not be subject to his prior Deferral Election.  A Participant who elects to discontinue his Deferral Election prior to or during a Plan Year may not recommence deferral under the Plan during that same Plan Year, but may again make a Deferral Election during the Enrollment Period for a subsequent Plan Year.

          3.5     Election Made By Company.  With respect to any Designated Bonus issued by the Company, the Company may provide that all or any portion of such Designated Bonus shall be deferred into this Plan, notwithstanding any Deferral Election for Designated Bonuses made in accordance with Section 3.2.  Such Company Election shall be made at the time it determines that such bonus shall be issued and the election shall be uniform in amount or percentage to all Participants receiving such Designated Bonus.

ARTICLE IV
ACCRUAL OF BENEFITS

          4.1     Contributions to Participants’ Accounts.

(a)

Deferral Account.  A Participant’s Deferral Account under the Plan shall consist of at least the following three subaccounts:  (i) the Salary Deferral Account, (ii) the Annual Bonus Deferral Account, and (iii) the Designated Bonus Deferral Account.  Each Participant’s Salary Deferral Account, Annual Bonus Deferral Account, and Designated Bonus Deferral Account shall be credited with an amount equal to the Salary, Annual Bonus, and any Designated Bonus, respectively, deferred by the Participant as soon as practicable after such amount would otherwise be payable to the Participant.

(b)

Company Matching Account.  The Company Matching Account of each Participant shall be credited with an amount equal to 50% of each such Participant’s Compensation deferred pursuant to his Deferral Election under this Plan; provided, however, that amounts deferred in excess of 6% of Compensation shall not be included in the calculation of the Company Matching Contribution; and further provided the amount so calculated shall be reduced by the amount actually contributed by the Company to the Participant’s matching contribution account under the 401(k) Plan for the Plan Year.

(c)

Income.  The Deferral and Company Matching Accounts of each Participant shall be deemed to be invested in accordance with the elections of the Participant among investment options made available from time to time by the Committee.  The earnings rates of such funds shall be credited to the Participant’s Deferral Account and Company Matching Account, as appropriate, beginning from the time the contribution is credited to the Participant’s Account.

          4.2     Timing of Contributions.  Amounts shall be credited to the Participant’s Deferral Account within a reasonable time, not to exceed two weeks, after the time the Compensation would otherwise be paid to the Employee.  Amounts shall be credited to the Participant’s Company Matching Account for a Plan Year within a reasonable time, not to exceed three weeks, following completion of the annual testing under the 401(k) Plan for the same Plan Year.

          4.3     Taxation of Contributions.  Income taxes shall not be withheld on amounts deferred or credited under this Plan.  FICA and FUTA taxes shall be applied to such amounts at the time of deferral or credit, in accordance with Section 3121(v) of the Code and regulations promulgated thereunder.  Unless the Participant makes other arrangements, the employee portion of such FICA and FUTA taxes will be withheld from other wages due to the Participant at the same time.  If other pay is insufficient to satisfy such taxes due, the Participant’s Deferral Election shall be reduced until there is a sufficient amount of taxable wages from which to satisfy such tax obligation.  Notwithstanding the foregoing, taxation of contributions to this Plan shall be accomplished according to any applicable statutes and regulations.

Amounts that are not vested at the time they are credited to the Participant’s Company Matching Account shall be subject to FICA and FUTA taxation at the time they become vested.  The amounts subject to FICA and FUTA taxation shall be the amounts becoming vested, plus income credited to that amount since the date it was credited to the Account.  If the income cannot be determined at the date of vesting, withholding of FICA and FUTA taxes shall be delayed until such amount is known, but in no event longer than three months from the date of vesting.  If withholding is so delayed, the total amount taxable shall be increased by the AFR to the date of withholding.

          4.4     Vesting of Accounts.  A Participant’s interest in the value of his Deferral Account shall at all times be 100% nonforfeitable.  A Participant’s interest in the value of his Company Matching Account shall become nonforfeitable (i.e., vested) in accordance with the following schedule:

Years of Service	Percentage Vested

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

          4.5     Company Matching Account Forfeitures.  If a Participant terminates prior to becoming 100% vested in his Company Matching Account, any portion of such account that is not vested shall be forfeited as of the date of the Participant’s termination.  Any such forfeited amounts, and any earnings thereon, shall be used to reduce the Company’s future contribution obligations.

          4.6     Death, Disability, or Retirement.  Notwithstanding the foregoing Sections 4.2 and 4.3, a Participant’s interest in the value of his Company Matching Account shall become 100%

vested upon his death, his Disability as defined in the 401(k) Plan, or his attainment of Normal Retirement Age as defined in the 401(k) Plan.

          4.7     Change-in-Control.  In the event of a Change-in-Control of the Company, all Participants shall become 100% vested in their Company Matching Accounts upon the date of such Change-in-Control.  Participants vested because of the Change-in-Control shall be 100% vested in any and all Matching Contributions made to the Plan after such Change-in-Control, regardless of their Years of Service.  Participants enrolled in the Plan after a Change-in-Control will be vested in their Company Matching Accounts according to their Years of Service as provided in Section 4.2.

ARTICLE V
DISTRIBUTIONS

          5.1     Commencement of Distribution.  At commencement of participation in the Plan, a Participant may elect whether distribution of his Account (which election may, in the discretion of the Committee, be made separately by subaccount or other identifiable portions of the Participant’s Account) shall begin (i) at a specified date, or (ii) as of a specified age; provided, however, if the Participant terminates employment prior to reaching that specified date or specified age, or if the Participant fails to make an election regarding the commencement of distribution of his Account, payment shall commence on the April 1 following termination of employment, if earlier.  Unless otherwise elected pursuant to rules established by the Committee, distribution of the vested portion of a Participant’s Matching Account shall commence according to the election made with respect to the Deferral subaccount containing his Compensation.

A Participant may change, at any time, his election regarding the commencement of the distribution of any Account; however, any subsequent election will not become effective for at least two years after the date of such subsequent election.

          5.2     Manner of Distribution.  At commencement of participation in the Plan, a Participant shall elect whether to receive distributions of his Account (which election may, in the discretion of the Committee, be made separately by subaccount or other identifiable portions of the Participant’s Account) as (i) a single-sum payment, or (ii) in the event the total balance of the Participant’s Account reaches $50,000, in a series of substantially equal quarterly, semiannual, or annual installments over a stated period of time, not to exceed three (3) years, or (iii) in the event the total balance of the Participant’s Account reaches $250,000, in a series of substantially equal quarterly, semiannual, or annual installments over a stated period of time, not to exceed five (5) years.  Unless otherwise elected pursuant to rules established by the Committee, distribution of the vested portion of a Participant’s Matching Account shall be made in the same manner as elected with respect to the Deferral subaccount containing his Compensation.

A Participant may change, at any time, his election regarding the manner of the distribution of any Account; however, any subsequent election will not become effective for at least two years after the date of such subsequent election.   In the event a Participant fails to make an election with respect to the manner of distribution of an Account, payment will be made as a single-sum payment.

          5.3     Form of Payment of Account.  Distributions from the Plan shall be made in cash.  Notwithstanding the foregoing, in the event of a single-sum payment from the Participant’s Account, amounts allocated to a Participant’s account as stock of the Company shall be distributed as stock of the Company, except that the Committee may authorize the distribution of sufficient cash in lieu of stock of the Company to cover any tax withholding obligations on the distribution.

          5.4     Distributions on Account of Death.  In the event of the death of a Participant prior to distribution of the total balance of his Account, distribution of the balance of such Account shall be made to the Participant’s Beneficiary, as determined in accordance with Section 2.3, in a single-sum payment as soon as practicable following the death of such Participant.

          5.5     Distributions on Account of Financial Hardship.  In the event a Participant has a financial hardship (as determined by the Committee), the Committee, in its sole discretion, may distribute all or any portion of the Participant’s Deferral Account and/or all or any vested portion of the Company Matching Account.  Financial hardships shall be limited to unforeseeable emergencies beyond the Participant’s control which result in a severe financial hardship.  Amounts shall be limited to those needed to satisfy the hardship need.

ARTICLE VI
ADMINISTRATION

          6.1     Plan Administration.  The Plan shall be administered by the Nonqualified Deferred Compensation Plan Committee, which shall consist of at least three members appointed by the Company.

          6.2     Committee Action.  Action of the Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of Committee members qualified to vote with respect to such action.  If a member of the Committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account under the Plan.

          6.3     Rights and Duties.  The Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

(a)	to construe, interpret, and administer the Plan with its decisions to be final and binding on all parties;

(b)	to make allocations and determinations required by the Plan, and to maintain all necessary records of the Plan, including Participants’ Accounts;

(c)	to compute and certify to the Company the amount of benefits payable to Participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid.

          6.4     Compensation, Indemnity, and Liability.  The Committee shall serve as such without bond and without Compensation for services hereunder.  All expenses of the Plan and the Committee shall be paid by the Company.  No member of the Committee shall be liable for any act or omission of any other member, nor any act or omission on his own part, except his own willful misconduct.  The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses arising out of his membership on the Administrative Committee, except for expenses or liabilities arising out of his own willful misconduct.

          6.5     Taxes.  If all or any portion of a Participant’s Account shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property credited to the Account of such Participant.

ARTICLE VII
CLAIMS PROCEDURE

          7.1     Claims for Benefits.  Unless automatically paid out under the terms of the Plan, the Participant or Beneficiary may be required to submit a claim for benefits to the Committee on such form or forms as the Committee shall require.  If the claim for benefits is denied, the Committee shall notify the Participant or Beneficiary in writing within ninety (90) days after receipt of the claim.  However, if special circumstances require an extension of time for processing the claim, the Committee shall provide notice of the extension to the Participant or Beneficiary prior to the termination of the initial ninety (90) day period, and such extension shall not exceed one additional, consecutive ninety (90) day period.  Any notice of a denial of benefit shall inform the Participant or Beneficiary of the basis for the denial, any additional material or information necessary to perfect such claim, and the steps which must be taken to have such claim reviewed.  Any denial of benefits shall comply with DOL Regulation Section 2560.503-1.

          7.2     Appeals.  Each Participant or Beneficiary whose claim for benefits has been denied may file a written request for review of his claim with the Committee.  The request for review must be filed within sixty (60) days after the Participant or Beneficiary received the written notice denying his claim.  The final decision of the Committee will be made within sixty (60) days after receipt of the request for review and shall be communicated in writing, setting forth the basis for the Committee’s decision.  If there are special circumstances which require an extension of time for completing the review, the Committee’s decision shall be rendered not later than one-hundred twenty (120) days after the receipt of the request for review.  Appeals of benefit claims shall be processed in accordance with DOL Regulation Section 2560.503-1.

ARTICLE VIII
AMENDMENT AND TERMINATION

          8.1     Amendment.  The Company or Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the amounts credited to any Participant’s account as of the later of the effective date of such amendment or the date such amendment is adopted by the Company or Committee.  Any amendment shall be in writing and executed by a duly authorized officer of the Company or a majority of the members of the Committee.

          8.2     Termination of the Plan.  The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason.  In the event of termination of the

Plan, the amounts credited to any Participant’s Account shall become fully vested, and such amounts, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner determined by the Committee.

ARTICLE IX
MISCELLANEOUS

          9.1     Limitation on Participant’s Rights.  Participation in this Plan shall not give any Participant the right to be retained in the Company’s employ or any rights or interest in this Plan or any assets of the Company other than as herein provided.  The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

          9.2     Benefits Unfunded.  The benefits provided by this Plan shall be unfunded.  All amounts payable under the Plan to Participants shall be paid from the general assets of the Company, and nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits.  Participants shall have the status of general unsecured creditors of the Company with respect to amounts of Compensation they defer under the Plan or any other obligation of the Company to pay benefits pursuant hereto.  Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan.  However, to the extent provided in the trust agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Company.  To the extent that assets are held in a trust when a Participant’s benefits under the Plan become payable, the Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

          9.3     Other Plans.  This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

          9.4     Governing Law.  This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          9.5     Gender, Number, and Headings.  In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other.  Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

          9.6     Successors and Assigns; Nonalienation of Benefits.  This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

          IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed this 12th day of December, 2003.

HealthTronics Surgical Services, Inc.

WITNESS:	/s/ Leslie Berry	By:	/s/ Martin J. McGahan

		Title:	CFO